[LETTERHEAD OF THE LOEWEN GROUP INC.]


                                                        EXHIBIT 5



May 15, 1998



The Loewen Group Inc.
4126 Norland Avenue
Burnaby, British Columbia  V5G 3S8
Canada


Gentlemen:

           This opinion is provided in connection with the Registration Statement on Form S-8 Registration Statement (the "Form S-8") with respect to 1,704,188 Common shares without par value of The Loewen Group Inc. ("Common Shares") to be issued pursuant to the employee plans (the "Plans") listed below:

PLAN                                            NUMBER OF COMMON
                                                SHARES TO BE
                                                ISSUED

Employee Stock Option Plan (International)                400,000
Employee Stock Option Plan (Canada)                       700,000
Employee Share Purchase Plan (Canada)                     604,188

          Please be advised that I am of the opinion that when the Common Shares are issued in the manner contemplated by the respective Plans, the Common Shares will be legally issued, fully paid and non-assessable.

           I hereby consent to the filing of this opinion as an exhibit to the Form S-8.

                              Very truly yours,

                              /s/ Peter S. Hyndman

                              Peter S. Hyndman
                              Corporate Secretary